                                                                   EXHIBIT 10.46

                              EMPLOYMENT AGREEMENT
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This  EMPLOYMENT  AGREEMENT  is made  as of  June  27,  2001  between,  InfoCast
Corporation ("InfoCast"), and William C. Lowe ("Lowe").

                                   WITNESSETH:
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Whereas,  InfoCast desires to have the services of and Lowe for his expertise in the disciplines of executive management,  strategy, technology,  operations, and other  matters of  importance  to InfoCast,  and Lowe  willing to provide  their expertise and capabilities in those matters in return for consideration detailed within this Agreement.

NOW, THEREFORE, the Company, InfoCast, and Lowe agree as follows:

1.          Executive  Management.  William  C.  Lowe  ("Lowe"),  will  serve as
            Chairman of the Board and Chief  Executive  Officer of InfoCast  for
            the term of this Agreement.  In this capacity, Lowe will be required to provide a broad range of services  typical for a position of this type, including directing the activities of the senior management of
            InfoCast,  devising and  directing  the  implementation  of business strategy, working to establish relationships with strategic partners
            of  all  types  on  a  global  basis,   assisting  in  fund  raising
            activities,  and involvement in all other  activities  incidental to the position, all subject to the following conditions:

            (a)         In his role as Chairman and Chief  Executive  Officer of
                        InfoCast,  Lowe shall be required to  participate in the
                        day-to-day  operations  of  InfoCast.  He will reside in
                        Tucson,  Arizona.  Lowe agrees to spend whatever time is
                        necessary at the headquarters office of InfoCast, or its
                        other  operating  locations to perform the duties of his
                        position.

            (b)         Lowe also agrees to undertake  whatever  business travel
                        is necessary for the performance of his duties,  subject
                        to  InfoCast's  obligation  to  reimburse  Lowe  for all
                        legitimate  business  expenses  incurred  and for  which
                        adequate documentation is provided.

            (c)         Notwithstanding  his  obligations  under this Agreement,
                        Lowe shall not be precluded from limited  involvement in
                        other business activities  unrelated to InfoCast.  These
                        activities  will be  reviewed  with and  approved by the
                        Executive Committee InfoCast's Board of Directors.

            (d)         InfoCast  shall  provide  Lowe with  adequate  liability
                        indemnification  and  insurance,   protecting  him  from
                        liability in his roles as Chairman  and Chief  Executive
                        Officer of InfoCast.

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2.          Compensation  for Services.  In return for the services  provided by
            Lowe under this Agreement, InfoCast hereby agrees to the following:

            (a)         InfoCast  shall pay a monthly  salary to Lowe during the
                        term of this Agreement. Such fee shall be payable on the
                        fifteenth day of each month,  commencing  July 15, 2001.
                        Each  monthly  payment  shall  be for  $39,500  in  U.S.
                        currency.  Appropriate withholding and reporting will be
                        handled by the company.

            (b)         InfoCast shall  reimburse to Lowe all expenses  incurred
                        in   fulfillment   of  this   position,   including  all
                        reasonable travel expenses,  subject to provision of all
                        appropriate receipts and other documentation required by
                        InfoCast  in  accordance   with  its  existing   expense
                        reimbursement policies.

            (c)         InfoCast  shall  provide  to  Lowe  the  services  of  a
                        Secretary  to be  located  at the  offices  of  InfoCast
                        Corporation in Tucson, Arizona.

            (d)         Upon the establishment by InfoCast of a medical benefits
                        program  to be  available  to all of  its  U.  S.  based
                        employees,  Lowe shall be offered medical benefits under
                        the program during the term of this Agreement.  The cost
                        of providing such benefits shall be borne by InfoCast.

            (e)         Lowe shall be granted options to purchase 1.5M shares of
                        InfoCast  common stock;  500K options  vested to Lowe on
                        March 5, 2001, an additional  500K options shall vest on
                        January 1, 2002,  and the remaining 500K options will be
                        vested to Lowe on  January 1, 2003.  The  options  shall
                        allow  for  exercise  at a price of $1.00  per  share of
                        common  stock,  payable  by Lowe upon date of  exercise.
                        Each set of options shall be exercisable for a period of
                        five  years  from the date they may be first  exercised.
                        InfoCast  agrees  to  enter  into  a  definitive  option
                        agreement  with Lowe  which  shall  detail all terms and
                        conditions  of the option grant and the exercise  rights
                        thereunder. Lowe and InfoCast agree to negotiate in good
                        faith to execute such option agreement within 90 days of
                        the date of this  Agreement.  In the case of a change in
                        control  for  InfoCast,  all  stock  options  will  vest
                        immediately.

            (f)         InfoCast  agrees to extend credit to Lowe in the form of
                        a $200,000  non-interest  bearing loan,  the proceeds of
                        which will be  utilized  to  purchase  common  shares of
                        InfoCast.  This loan shall be extended, and the purchase
                        of InfoCast  common  shares  completed by July 27, 2001,
                        and  Lowe  and   InfoCast   shall   execute  such  legal
                        documentation, including a promissory note, necessary to
                        complete this transaction. The loan will be for a period
                        of 24 months from the date of its creation, and shall be
                        payable upon the earlier of maturity, or the sale of the
                        InfoCast  common shares acquired with the loan proceeds.
                        The terms of the common stock purchases effected via the
                        loan  proceeds  shall be identical  to those  offered to
                        other

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                        investors in InfoCast on the date of this Agreement (one
                        share of  InfoCast  stock and  one-half  of a warrant to
                        purchase  one  share of  InfoCast  stock at an  exercise
                        price of $0.75,  with the total  purchase price for each
                        of these "units" being $0.50).

            (g)         The InfoCast Executive Committee of the Board can at its
                        discretion   create  an   incentive   program  for  Lowe
                        conditioned on achievement of  pre-arranged  goals or in
                        recognition of significant business accomplishment.

3.          Term of  Agreement.  This  Agreement  shall remain in force  through
            March 15, 2003,  unless  terminated  earlier by either party,  which termination  may occur  only upon the  expiration  of a period of 30 days  after  which  termination  notice  has been given by the party wishing to terminate. In the event of termination by Lowe, Lowe will be entitled to keep all options for the purchase of InfoCast  common shares which are vested in accordance with the schedule described in
            Section 2(e) of this Agreement.  Upon such voluntary  termination by
            Lowe,  the loan extended to Lowe by InfoCast as described in Section
            2(f) of this Agreement  shall be immediately  due and payable.  Upon termination  of this agreement by InfoCast for any reason other than the gross negligence or willful misconduct of Lowe, InfoCast will be obligated to continue paying the monthly management services fee for a period of six  months  beyond the date of such  termination.  Upon such  termination  by  InfoCast,  Lowe will be  entitled to keep all options to purchase  InfoCast common stock which have been vested in accordance  with  the  schedule  defined  in  Section  2(e)  of this
            Agreement. Lowe will not be obligated to repay the loan described in
            Section 2(f) of this Agreement until its state maturity date.

4.          Death  or  Disability.  If Lowe  were to die or  become  permanently disabled,  his family  would  receive  the  benefit of his  acquired shares  (without  repayment  of loan) in section f, and the right to the vested options at the date of such occurrence.

5.          Notice.  Any notice,  request,  demand,  or instruction  required or desired to be given  hereunder  by either  party hereto to the other shall be in writing  and shall be  delivered  personally  or sent by registered or certified mail, postage prepaid, as follows:

                  (a) If to InfoCast:

                  Mr. Tom Griffis
                  InfoCast Corporation
                  1 Richmond Street West
                  Suite 901
                  Toronto, Ontario
                  M5H 3W4

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                  (b) If  Lowe:

                  Mr. William C. Lowe
                  5201 Hacienda del sol
                  Tucson, Arizona  85718

6.          Waiver;  Validity.  The  waiver  by any of the  parties  hereto of a breach of any  provision  of this  agreement  by either of the other parties shall not be construed as a waiver of any subsequent  breach by such other  party.  The  invalidity  or  unenforceability  of any
            provision   hereof   shall  in  no  way  affect  the   validity   or
            enforceability of any other provision.

7.          Binding Effect.  Except as otherwise expressly provided herein, this
            Agreement  shall  inure to the  benefit of and be binding  upon each party and its respective  successors and assigns  (including but not limited  to any  corporation  or  entity  which may  acquire  all or substantially all of the assets or business of any of the parties or with or into which party may be  consolidated  or merged);  provided that  the  rights  and  obligations  of any of the  parties  to this
            Agreement may not be assigned  without the prior written  consent of each party.

8.          Applicable  Law. This Agreement shall be governed by the laws of the
            State  of  Arizona,  without  giving  effect  to the  principles  of conflicts of laws thereof.

9.          Amendments.  This  Agreement  shall  not be  subject  to  change  or modification  except by the execution of a written  amendment by all parties hereto.

10.         Counterparts.  This  Agreement  may be  executed  in any  number  of counterparts by any of the parties hereto on separate  counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  One or  more  counterparts  of  this  agreement  may be delivered by  facsimile,  with the  intention  that delivery by such means  shall  have  the  same  effect  as  delivery  of an  original counterpart.

      IN WITNESS WHEREOF,  this Management  Services Agreement has been executed by the parties hereto all as of the date first above written.

      InfoCast Corporation                     William C. Lowe

      By:
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      Its:                                     Date:
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      Date:
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